Exhibit 10.1

LOAN AGREEMENT

by and between

IIP-OH 2 LLC, IIP-NJ 1 LLC, IIP-NY 2 LLC, IIP-FL 4 LLC, IIP-FL 2 LLC, IIP-MI 7 LLC, IIP-VA 1
LLC, and IIP-PA 5 LLC, each a Delaware limited liability company collectively,

as Borrower,

and

THOROFARE ASSET BASED LENDING REIT FUND V, LLC,

a Delaware limited liability company

as Lender

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of May 5, 2026, by and between IIP-OH 2 LLC, IIP-NJ 1 LLC, IIP-NY 2 LLC, IIP-FL 4 LLC, IIP-FL 2 LLC, IIP-MI 7 LLC, IIP-VA 1 LLC, and IIP-PA 5 LLC, each a Delaware limited liability company (individually and collectively, jointly and severally, “Borrower”), as parties of the first part, and Thorofare Asset Based Lending REIT FUND V, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), as party of the second part. This Agreement is joined in by IIP Operating Partnership, LP, a Delaware limited partnership (“Sole Member”) solely with respect to Section 2.5, Section 2.8 and Section 2.9 hereof.

RECITALS

A.            Borrower has requested that Lender provide a loan (the “Loan”) to Borrower in the principal amount of Fifty-Six Million Five Hundred Thousand and 00/100 Dollars ($56,500,000.00) (the “Loan Amount”). Lender has agreed to provide the Loan on the terms and conditions set forth in this Agreement and the other Loan Documents (as defined below).

B.             The Loan shall be evidenced by that certain Promissory Note, of even date herewith, made by Borrower in the original principal amount of Fifty-Six Million Five Hundred Thousand and 00/100 Dollars ($56,500,000.00) and payable to Lender (as the same may be amended, renewed, extended and restated, hereafter, the “Note”). The terms and provisions of the Note are hereby incorporated by reference into this Agreement.

C.             Borrower’s obligations under the Loan will be secured by, among other things, the Security Instrument and Pledge Agreement.

NOW, THEREFORE, in further consideration of the mutual covenants and agreements herein set forth, Lender and Borrower agree as follows:

ARTICLE 1.         GENERAL INFORMATION

1.1.           Exhibits. The Exhibits attached to this Agreement are hereby incorporated herein and made a part hereof.

1.2.          Defined Terms. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

“3rd Party Non-ET Partial Release Amount” has the meaning given to such term in Section 2.7 hereof.

“Adverse Tenancy Event” has the meaning given to such term in the Note.

“Affiliate” means with respect to any Person, another, directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Approved Annual Budget” has the meaning given to such term in Section 4.8(b) hereof.

“Approved Counterparty” means East West Bank or such other banking institution that provides banking services to Sole Member and its Affiliates.

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“Assignment of Rate Cap” means that certain Collateral Assignment of Interest Rate Cap Agreement, dated as of the date hereof, from Borrower to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Awards” shall have the meaning given to such term in the Security Instrument.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“Benchmark” has the meaning given to such term in the Note.

“Benchmark Replacement” has the meaning given to such term in the Note.

“Borrower” has the meaning given to such term in the initial paragraph of this Agreement.

“Business Day” has the meaning given to such term in the Note.

“Cash Management Period” shall be deemed to commence (a) upon the occurrence of any Event of Default or (b) upon the first day of the term of the First Extension Option; and shall end (xx) in the case of foregoing clause (a) upon Borrower’s cure of the applicable Event of Default or Lender’s waiver of the applicable Event of Default, and, (xx) otherwise, shall end only upon repayment in full of the Indebtedness.

“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or bad faith with respect to such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its duties as and to the extent of such duties in accordance with the terms of Borrower’s limited liability company agreement, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, (vi) such Person no longer meets the criteria provided in the definition of Independent Director or Independent Manager, as applicable or (vii) the death or legal incapacity of such Independent Director or Independent Manager.

“Closing” means the date Lender disburses the Loan into escrow with the consent of Borrower (any amounts so disbursed shall accrue interest on the date Lender makes such disbursement).

“Clearing Account” has the meaning given to such term in Section 2.5(a) hereof.

“Clearing Bank” means East West Bank or another bank reasonably acceptable to Lender.

“Constituent” means, with respect to any Person, (i) any owner of a direct or indirect interest in such Person, or (ii) any Person that Controls such first Person.

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“Contest Requirements” shall mean, after prior written notice to Lender, Borrower, at its own expense, contests by appropriate legal proceedings, timely initiated and conducted in good faith and with due diligence, the performance, amount or validity or application in whole or in part of any Laws, Liens, Taxes or Other Charges, provided that: (i) such proceeding is not prohibited under and, if applicable, is conducted in accordance with the provisions of any other instrument or agreement to which Borrower or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws; (ii) neither the Property nor any part thereof or interest therein will be in danger of being sold, foreclosed upon, forfeited, terminated, cancelled or lost; (iii) Borrower shall promptly upon final determination thereof pay the amount of any such Liens, Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (iv) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (v) Borrower shall furnish such security as may be required in the proceeding to ensure the payment of any such Liens, Taxes or Other Charges, together with any interest and penalties thereon, or performance of any Laws.

“Control” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings. The requirement of one Person to obtain the consent of any other Person which is a direct or indirect owner of the Person to be controlled shall not be disqualifying for purposes of determining whether Control is maintained by the first Person.

“Counterparty” means the Approved Counterparty with respect to the Interest Rate Cap Agreement, and with respect to any replacement Interest Rate Cap Agreement, any substitute Approved Counterparty.

“Deemed Consent Mechanics” means, with respect to any applicable matter for which Lender’s approval is requested, provided no Event of Default has occurred and is continuing, the correspondence from Borrower to Lender requesting approval for such matter is marked “PRIORITY” and contains a bold-faced, conspicuous legend in 14 point font at the top of the first page thereof stating “THIS IS A REQUEST FOR APPROVAL UNDER IIP PORTFOLIO LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED” and such request for approval is accompanied by a description of the applicable matter, and Borrower provides to Lender such additional information and documentation reasonably requested by Lender prior to the expiration of such ten (10) Business Day period in order for Lender to adequately review such request; and Lender fails to respond with a consent or a request for additional information, or to deny such request for approval within such ten (10) Business Day period.

“Default Rate” has the meaning given to such term in the Note.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Eligible Operating Expenses” shall mean ordinary and necessary operating expenses of the Property, including Taxes and Insurance Premiums, during an applicable month as set forth in the then Approved Annual Budget or as otherwise reasonably incurred by Borrower, including, without limitation, for emergency expenditures. The Approved Annual Budget for each Individual Property for calendar year 2026 is attached hereto as Exhibit B.

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“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law.

“Environmental Indemnity” means, individually and collectively, those certain Environmental and Hazardous Substances Indemnity Agreements, dated as of the date hereof, by Borrower and Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Event of Default” has the meaning set forth in Article 7 hereof.

“Exercising Tenant Partial Release Amount” has the meaning given to such term in Section 2.7 hereof.

“Exit Fee” has the meaning given to such term in the Note.

“Expenses” has the meaning given to such term in Section 4.6 hereof.

“Financing Counterparty” means, with respect to Lender or any assignee, transferee or participant of all or any interest in the Loan, any such Person’s lenders or other financing counterparties (including institutions providing financing to such Person in the form of a repurchase transaction).

“First Extension Option” has the meaning given to such term in the Note.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” means Innovative Industrial Properties, Inc., a Maryland real estate investment trust.

“Guarantor Financial Covenants” shall mean the covenants of Guarantor in Section 5.2 of the Guaranty.

“Guaranty” means that certain Guaranty (Unsecured), of even date herewith, by Guarantor to and for the benefit of Lender.

“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Improvements” shall have the meaning given to such term in the Security Instrument.

“Indebtedness” has the meaning given to such term in the Note.

“Indemnified Party” means Lender and any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby as well as the respective directors, officers, shareholders, partners, employees, agents, servicers, representatives, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

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“Indemnified Liabilities” has the meaning given to such term in Section 4.11 hereof.

“Independent Director” or “Independent Manager” means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon members ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)            a stockholder, director (other than as an independent director or independent manager), officer, employee, partner, attorney or counsel of Borrower, any Affiliate or any direct or indirect parent of Borrower;

(ii)           a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate;

(iii)          a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or

(iv)          a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

(v)           A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an independent director or independent manager of Borrower, provided that the fees that such individual earns from serving as independent director or independent manager of Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) or (iii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Individual Property” means each of the properties described on Schedule 1 attached hereto.

“Individual Property Loan Allocation” shall mean the following amounts corresponding to each Individual Property as set forth on Schedule 1.

“Initial Maturity Date” has the meaning given to such term in the Note.

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“Insurance Proceeds” shall have the meaning given to such term in the Security Instrument.

“Interest Rate” has the meaning given to such term in the Note.

“Interest Rate Cap Agreement” has the meaning given to such term in Section 2.8(a) hereof.

“Land” has the meaning given to such term in the Security Instrument.

“Laws” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities having jurisdiction over the Loan, Borrower, the Property, or any part thereof or the construction, development, conversion, use, alteration operation or sale thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lease” has the meaning given to such term in the Security Instrument.

“Lender” has the meaning given to such term in the initial paragraph of this Agreement.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation or security interest on or affecting Borrower or the Property or any interest in all or a portion of the Property.

“Loan” has the meaning given to such term in the Recitals to this Agreement.

“Loan Documents” means this Agreement, the Note, the Security Instrument, the Guaranty, the Environmental Indemnity, the Pledge Agreement, Assignment of Rate Cap and any and all other documents which Borrower, Sole Member or Guarantor have executed and delivered, or may hereafter execute and deliver, to evidence, secure, evidence or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Material Action” means, with respect to a Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing in a legal proceeding such Person’s inability to pay its debts generally as they become due (other than to Lender).

“Maturity Date” has the meaning given to such term in the Note.

“Minimum Interest Deficiency” has the meaning given to such term in the Note.

“Monthly Payment Amount” has the meaning given to such term in the Note.

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“Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, Cogency, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., Stewart Management Company, or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate and that provides professional independent directors and other corporate services in the ordinary course of its business.

“New York Borrower” means IIP-NY 2 LLC, a Delaware limited liability company.

“New York Individual Property” means the Individual Property located at 256 County Route 117, Perth, NY 12095.

“New York Individual Tenant” means Vireo Health of New York, Inc.

“Security Instrument” means, individually and collectively, those certain mortgages and deeds of trust executed by the applicable Borrower in connection with the Loan to secure the obligations of each Borrower hereunder and under the other Loan Documents, together with any amendments, modifications, supplements, replacements or renewals thereof.

“Note” has the meaning given to such term in the Recitals.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 10.6 of this Agreement.

“Obligations” shall mean Borrower’s obligation to pay the Indebtedness and perform its material obligations under the Note, this Agreement, the other Loan Documents, or any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement thereof.

“OFAC” means the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Ohio Borrower” means IIP-OH 2 LLC, a Delaware limited liability company.

“Ohio Individual Property” means the Individual Property located at 1225 Boltonfield Street, Columbus, OH 43228.

“Ohio Individual Property Tenant” means Battle Green Real Estate LLC.

“Ohio Individual Property Lease” means that certain lease between Ohio Borrower and Ohio Individual Property Tenant.

“Origination Fee” means a non-refundable fee equal to Six Hundred Forty-Nine Thousand Seven Hundred Fifty and 00/100 Dollars ($649,750.00) payable by Borrower to Lender at Closing.

“Outstanding Principal Balance” shall have the meaning given to such term in the Note.

“Partial Release” has the meaning given to such term in Section 2.7 hereof.

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“Partial Release Amount” shall mean an Exercising Tenant Partial Release Amount or 3rd Party Non-ET Partial Release Amount, as applicable.

“Partial Release Request Notice” has the meaning given to such term in Section 2.7(a) hereof.

“Payment Date” has the meaning given to such term in the Note.

“Permitted Budget Variance” has the meaning given to such term in Section 4.11(b) hereof.

“Permitted Encumbrances” shall mean, collectively: (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof as of the Closing Date, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, or which Borrower is contesting in good faith in accordance with the Contest Requirements, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded over, removed or discharged within thirty (30) days after Borrower first receives written notice of such Lien or which is being contested in good faith in accordance with the Contest Requirements, (v) the Liens for any Permitted Equipment Financing, and (vi) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion.

“Permitted Equipment Financing” means equipment financing that is (a) entered into in the ordinary course of Borrower’s business, (b) for equipment related to the ownership and operation of the Property whose removal would not materially damage or impair the value of the Property, and (c) which is secured only by the financed equipment.

“Permitted Indebtedness” means, with respect to a Borrower, (a) the Obligations, (b) monetary obligations of such Borrower under Leases, (c) monetary obligations of such Borrower under contracts for capital expenditures, (d) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and administration of the Individual Property owned by such Borrower and the routine administration of such Borrower, and (e) Permitted Equipment Financing, which in the case of such unsecured trade payables and Permitted Equipment Financing are in amounts not to exceed three percent (3%) of the Individual Loan Allocation for the Individual Property owned by such Borrower, which liabilities are not due more than ninety (90) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances.

“Permitted Transfer” shall mean (a) a Lease entered into in accordance with this Agreement, and (c) each Transfer set forth in Section 5.1(b) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge Agreement” means that certain Pledge and Security Agreement, of even date herewith, executed by Sole Member in connection with the Loan to secure the obligations of each Borrower hereunder and under the other Loan Documents, together with any amendments, modifications, supplements, replacements or renewals thereof.

“Policies” shall have the meaning given to such term in Section 9.1(b) hereof.

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“Property” shall have the meaning given to such term in the Security Instrument.

“Rate Cap Collateral” has the meaning given to the term “Cap Collateral” in the Assignment of Rate Cap.

“Real Property” shall have the meaning given to such term in the Security Instrument.

“Released Individual Property” means an Individual Property that has been released pursuant to Section 2.9 of this Agreement.

“Required Principal Paydown” has the meaning given to such term in the Note.

“Restoration” has the meaning given to such term in Section 9.1(c) hereof.

“Restoration Architect” has the meaning given to such term in Section 9.1(c) hereof.

“Rents” shall have the meaning given to such term in the Security Instrument.

“Security Instrument” means, individually and collectively, those certain mortgages and deeds of trust executed by the applicable Borrower in connection with the Loan to secure the obligations of each Borrower hereunder and under the other Loan Documents, together with any amendments, modifications, supplements, replacements or renewals thereof.

“Servicer” has the meaning given to such term in the Note.

“Sole Member” have the meaning given to such term in the introductory paragraph of this Agreement.

“Special Purpose Bankruptcy Remote Entity” means an entity which at all times on and after the date hereof until such time as the Loan shall be paid in full:

(a)           is and will be organized solely for the purpose of (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property (and no other property), and (B) entering into this Agreement and the other Loan Documents to which it is a party with Lender and performing its obligations under the Loan Documents, refinancing the Loan in connection with a repayment of the Loan, incurring Permitted Indebtedness, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b)           is not, and will not be engaged, in any business unrelated to (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property (and no other property) or (B) other activities contemplated under clause (a) of this definition;

(c)           does not have, and will not have, any material assets other than those related to the Property;

(d)           will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), merger, asset sale, transfer of partnership or membership interests or the like, or amendment of its limited liability company agreement or certificate of formation, except as expressly permitted by this Agreement;

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(e)           is and will be a single-member limited liability company formed in the State of Delaware;

(f)            will have an operating agreement which provides that at all times while the Loan remains outstanding , there shall be at least one (1) duly appointed Independent Manager, and Borrower will not take any Material Action unless, at the time of such Material Action there is at least one (1) Independent Manager, and such Independent Manager shall have participated in such vote;

(g)           will have an operating agreement which provides that, as long as any portion of the Loan remains outstanding, (A) upon the occurrence of any event that causes the member to cease to be member of Borrower, the person acting as an Independent Manager of Borrower shall, without any action of any Person and simultaneously with members ceasing to be a member of Borrower, automatically be admitted as a member of Borrower (the “Special Member”) and shall preserve and continue the existence of Borrower without dissolution or division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Manager, (C) no Independent Manager may be removed or replaced without Cause unless the company provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Manager, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Manager except in the event of death or legal incapacity of an Independent Manager, and (D) except as expressly permitted pursuant to the terms of this Agreement or the other Loan Documents, members may not resign and no additional member shall be admitted to Borrower; and

(h)           will have an operating agreement which provides that, as long as any portion of the Loan remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Act or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes either of the members to cease to be a member of Borrower (other than (x) upon an assignment by members of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of members and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Members or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act; and (E) to the fullest extent permitted by law, each of members and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable Legal Requirements or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), liquidation, winding up or termination of Borrower; and (F) Borrower shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Delaware Act or otherwise).

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(i)            will have an operating agreement that includes all of the matters set forth in this definition (which may be by reference) and provides that, so long as the Loan remains outstanding, such entity shall not amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender;

(j)            is, as of the date hereof, and intends to remain, solvent and intends to pay its debts and liabilities from its then available assets as the same shall become due, and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, however, that no direct or indirect Constituent Member of Borrower shall be required to contribute capital, or be prohibited from contributing capital, to Borrower to satisfy this clause (j));

(k)           will not fail to correct any known misunderstanding regarding the separate identity of such entity and has not and shall not identify itself as a division of any other Person;

(l)            will maintain its accounts, resolutions and agreements, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has filed or is required to file consolidated tax returns by law (or consolidated tax returns have been filed on its behalf) or to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and, if it is a corporation, has not filed and shall not file a consolidated Federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns (or consolidated tax returns have been filed on its behalf);

(m)          intentionally deleted;

(n)           (i) will not commingle its funds or assets with those of any other Person in violation of this Agreement and (ii) will not participate in any cash management system with any other Person other than pursuant to the Loan Documents;

(o)           will hold its assets in its own name;

(p)           shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as the manager, servicer or consultant, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(q)           will maintain its books, bank accounts, balance sheets, financial statements, accounting records and other entity documents separate from any other Person and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by sound accounting principles; provided, however, that appropriate notation shall be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;

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(r)            will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own available funds and assets (provided, however, that no direct or indirect Constituent Member of Borrower shall be required to contribute capital, or be prohibited from contributing capital, to Borrower to satisfy this clause (r));

(s)           intentionally omitted;

(t)            will have no Indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than, with respect to Borrower, (i) the Loan, (ii) Permitted Indebtedness, and (iii) the obligations of Borrower under the Loan Documents;

(u)           except pursuant to the Loan Documents in connection with any satisfied loans, or any Permitted Indebtedness, will not assume or guarantee or become obligated for, the debts of any other Person and will not hold out its credit as being available to satisfy the obligations of any other Person;

(v)           except pursuant to the Loan Documents in connection with any satisfied loans, or any Permitted Indebtedness, will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(w)           intentionally omitted;

(x)            intentionally omitted;

(y)           except pursuant to the Loan Documents in connection with any satisfied loans, or any Permitted Indebtedness, will not pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person;

(z)            intentionally omitted;

(aa)         will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(bb)         will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(cc)         intentionally omitted;

(dd)         other than capital contributions and distributions permitted under the terms of its organizational documents and the Loan Documents, shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are substantially similar to those of an arm’s length transaction with an unrelated third party;

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(ee)         shall not have any obligation to, and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Obligations and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Obligations;

(ff)           if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

(gg)         does not and will not have any of its obligations guaranteed by any Affiliate except as provided in the Loan Documents;

(hh)         will comply with all of the material terms and provisions contained in its organizational documents relating to this definition; and

(ii)           shall not permit any Affiliate or constituent party independent access to its bank accounts except as permitted under the Loan Documents.

“Title Company” means Stewart Title Insurance Company.

“Title Insurance Policy” means, individually and collectively, those certain policies of title insurance issued by Title Company to Lender with respect to the Loan.

“Transfer” has the meaning given to such term in Section 5.1(a) of this Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York.

ARTICLE 2.         TERMS OF THE LOAN

2.1.          The Loan. Lender agrees to lend to Borrower, and Borrower shall be permitted to borrow from Lender, the principal sum of the Loan, which Loan and such sum is to be evidenced by the Note. Amounts disbursed to or on behalf of Borrower pursuant to the terms of the Loan Documents shall be used for general company business purposes of Borrower and its Affiliates and for such other purposes and uses as may be permitted or contemplated under this Agreement and the other Loan Documents.

2.2.          Loan Advance at Closing. At Closing, Lender shall make a disbursement to Borrower in an amount equal to the Loan Amount.

2.3.          Payment Terms.

(a)            Interest Payments. Borrower shall pay to Lender interest on the Outstanding Principal Balance in accordance with the terms of the Note.

(b)           Origination Fee. On the date hereof, Borrower shall pay to Lender the Origination Fee.

(c)           Payment at Maturity. As provided in the Note, on the Maturity Date, all sums due and owing under this Agreement, the Note and each of the other Loan Documents shall be due and payable to Lender in full.

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(d)           Required Principal Paydowns. Borrower shall pay to Lender any Required Principal Paydown if and to the extent required under the terms of the Note.

(e)           Prepayment. Borrower shall have the right to prepay the Indebtedness only in accordance with the terms of the Note.

(f)            Exit Fee. Borrower shall pay to Lender the Exit Fee payable by Borrower pursuant to the Note in accordance with the terms thereof.

(g)           Minimum Interest Deficiency. Borrower shall pay to Lender, if applicable, the Minimum Interest Deficiency payable by Borrower pursuant to the Note in accordance with the terms thereof.

(h)            Other Amounts. Borrower shall pay to Lender such other amounts as are payable to Lender pursuant to the Loan Documents.

2.4.           Full Payment. Upon receipt by Lender of all sums owing and outstanding under this Agreement, the Note and each of the other Loan Documents, the Loan shall be considered “paid in full”, Lender shall promptly cancel, terminate and/or release the Note, the Security Instrument and the other Loan Documents.

2.5.           Clearing Account.

(a)           On or prior to the date hereof, Sole Member has established and will hereafter maintain an account (the “Clearing Account”) with the Clearing Bank in trust for the benefit of Lender, which Clearing Account shall be under the sole dominion and control of Lender subject to the provisions of this Section 2.5. Sole Member (i) hereby grants to Lender a first priority security interest in the Clearing Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Clearing Account, including, without limitation, the execution of the Clearing Account Agreement. Until such time as the Indebtedness shall be paid in full, all monies now or hereafter deposited into the Clearing Account shall be deemed additional security for the Indebtedness.

(b)           Within five (5) Business Days following Closing, Borrower shall deliver written instructions to all tenants under existing Leases to deliver all Rents payable thereunder by wire payment directly to the Clearing Account or by delivering a check to the mailing address at Clearing Bank associated with the Clearing Account (the “Tenant Direction Letters”). Without limitation on the foregoing, any Rents actually received by Borrower or Sole Member shall be deposited into the Clearing Account by Borrower or Manager within five (5) Business Days following receipt thereof by such party. In connection with any Leases entered into by Borrower after the date hereof, Borrower shall, promptly following execution of such Leases, deliver to the tenants thereunder Tenant Direction Letters.

(c)            The parties agree that, during the continuance of a Cash Management Period, Clearing Bank shall transfer to the Cash Management Account in immediately available funds by Federal wire transfer all amounts on deposit in the Clearing Account once every Business Day, and all funds in the Cash Management Account shall be applied by Lender in accordance with Section 2.6 of this Agreement. If no Cash Management Period then exists, Clearing Bank shall transfer to such account(s) of Sole Member or Borrower as such parties shall determine in immediately available funds by Federal wire transfer all amounts on deposit in the Clearing Account once every Business Day.

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(d)           Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct Clearing Bank to immediately pay over all funds on deposit in the Clearing Account to Lender and to apply any such funds to the payment of the Indebtedness in any order in its sole discretion.

(e)           Funds deposited into the Clearing Account shall not be commingled with other monies held by Sole Member or Borrower.

(f)            Sole Member shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

2.6.          Cash Management Account.

(a)           Upon the commencement of a Cash Management Period, Lender or its Servicer shall establish and maintain an account (the “Cash Management Account”) at a banking institution selected by Lender (the “Cash Management Bank”), which Cash Management Account shall be under the sole dominion and control of Lender subject to the provisions of this Section 2.6. Borrower (i) hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions reasonably necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account, subject to the terms stated herein. Until such time as the Indebtedness shall be paid in full, all monies now or hereafter deposited into the Cash Management Account shall be deemed additional security for the Indebtedness.

(b)           During the continuance of a Cash Management Period (other than a Cash Management Period resulting from the occurrence and continuance of an Event of Default, in which event Section 2.6(c) below shall apply), on each Payment Date and to the extent of funds in the Cash Management Account on such Payment Date, Lender shall allocate all such funds on a monthly basis for the following purposes and in the following order of priority:

(i)            First, to the payment of Eligible Operating Expenses;

(ii)          Second, the balance, if any, to Lender to make the Monthly Payment Amount due and payable on the Loan;

(iii)         Third, the balance, if any, to Lender for payment of the servicing fee expressly provided for in Section 10 of the Note;

(iv)         Fourth, the balance, if any, to Lender for the costs of collection under the Note, the Loan Agreement or other Loan Documents, if any;

(v)          Fifth, the balance, if any, to Lender for any unpaid costs or balances of advances made by Lender in connection with any of the Loan Documents and to any other amounts which are overdue under the terms and provisions of the Loan Documents, all to the extent Lender was permitted to make such advances under the Note, the Security Instrument and/or the Loan Documents;

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(vi)         Sixth, the balance, if any, to Lender for late charges and any other fees or charges due under any of the other Loan Documents, if any; and

(vii)        Seventh, the balance, if any, after payment of all amounts then remaining after payment of items (i) through (vi) (all amounts then remaining after payment of items (i) through (vi) being hereinafter referred to as “Excess Cash”) shall be disbursed twenty-five percent (25%) to Lender to be held by Lender as additional collateral for the repayment of the Indebtedness by Borrower and seventy-five percent (75%) to Borrower.

(c)           Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct Cash Management Bank to immediately pay over funds sufficient to pay the Indebtedness and all fees pertaining thereto on deposit in the Cash Management Account to Lender and to apply any such funds to the payment of the Indebtedness in any order in its sole discretion.

(d)           Borrower shall not further pledge, assign or grant any security interest in the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

2.7.            Partial Release. Lender shall cause a release of the lien of a Security Instrument with respect to an Individual Property (a “Partial Release”) so long as the following conditions are satisfied:

(a)           Borrower shall provide at least thirty (30) days advance written notice of the request for the Partial Release (a “Partial Release Request Notice”), except with respect to the release of the Lien relating to the New York Individual Property in connection with the change in collateralization contemplated in Section 2.11.

(b)           No Event of Default shall be continuing either at the time the Partial Release Request Notice is delivered to Lender or any time prior to the effective date of the Partial Release.

(c)            In the case of a sale of an Individual Property, the applicable Individual Property to be released shall be transferred to (1) either a bona-fide third party purchaser that is not an Affiliate of Borrower and not an existing tenant of an Individual Property or (2) existing tenant of an Individual Property has exercised an option or right to purchase such Individual Property pursuant to the terms of its Lease as in effect on the date hereof (an “Exercising Tenant”)).

(d)           In the case of a sale an Individual Property to an Exercising Tenant or a release of an Individual Property otherwise requested by Borrower, Borrower shall pay to Lender in immediately available funds an amount equal to the greater of the following amounts (“Exercising Tenant Partial Release Amount”):

(i)            an amount equal to the product of (A) 125% and (B) the Individual Property Loan Allocation;

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(ii)           an amount equal to an amount that, when applied to the Outstanding Principal Balance (after giving effect to the Partial Release and application of the Exercising Tenant Partial Release Amount to the Outstanding Principal Balance), will, in the case of the first Partial Release under this Section 2.7, cause the ratio (expressed as a percentage) of the Outstanding Principal Balance to the value of the remaining Individual Properties (i.e., those other than the subject Individual Property and any previous Released Individual Property), with value being determined on an “as commercial, as dark” basis as set forth in the MAI appraisals obtained by Lender at Borrower’s sole cost and expense, to be not greater than seventy percent (70%), provided, that the loan-to-value ratio under this Section 2.7(d)(ii) shall be decreased by ten percent (10%) in connection with each subsequent Partial Release under this Section 2.7 (i.e., the loan-to-value ratio under this Section 2.7(d)(ii) to be satisfied for a second Partial Release under this Section 2.9 shall be sixty percent (60%), the loan-to-value ratio under this Section 2.7(d)(iii) to be satisfied for the third Partial Release under this Section 2.7 shall be fifty percent (50%), and so on); and

(iii)         an amount equal to an amount that, when applied to the Outstanding Principal Balance (after giving effect to the Partial Release and application of the Exercising Tenant Partial Release Amount to the Outstanding Principal Balance), will cause the ratio (expressed as a percentage) of the Outstanding Principal Balance to the value of the remaining Individual Properties (i.e., those other than the subject Individual Property and any previous Released Individual Property), with value being determined on an “as is, as leased” basis as set forth in the MAI appraisals obtained by Lender at Borrower’s sole cost and expense, to be not greater than twenty percent (20%).

(e)            In the case of a sale an Individual Property to a bona fide third party purchaser other than an Exercising Tenant, Borrower shall pay to Lender in immediately available funds an amount equal to the greatest of (“3rd Party Non-ET Partial Release Amount”) the following amounts:

(i)            an amount equal to the product of (A) 125% and (B) the Individual Property Loan Allocation;

(ii)           an amount equal to the net sales proceeds derived from such sale (exclusive of any fees payable to any Affiliate of Borrower and any costs or expenses which are not reasonable or customary);

(iii)          an amount equal to ninety percent (90%) of the gross sales price for the Individual Property;

(iv)         an amount equal to an amount that, when applied to the Outstanding Principal Balance (after giving effect to the Partial Release and application of the 3rd Party Non-ET Partial Release Amount to the Outstanding Principal Balance), will, in the case of the first Partial Release under this Section 2.7, cause the ratio (expressed as a percentage) of the Outstanding Principal Balance to the value of the remaining Individual Properties (i.e., those other than the subject Individual Property and any previous Released Individual Property), with value being determined on an “as commercial, as dark” basis as set forth in the MAI appraisals obtained by Lender at Borrower’s sole cost and expense, to be not greater than seventy percent (70%), provided, that the loan-to-value ratio under this Section 2.7(e)(iv) shall be decreased by ten percent (10%) in connection with each subsequent Partial Release under this Section 2.7 (i.e., the loan-to-value ratio under this Section 2.7(e)(iv) to be satisfied for a second Partial Release under this Section 2.9 shall be sixty percent (60%), the loan-to-value ratio under this Section 2.7(e)(iv) to be satisfied for the third Partial Release under this Section 2.7 shall be fifty percent (50%), and so on); and

(v)          an amount equal to an amount that, when applied to the Outstanding Principal Balance (after giving effect to the Partial Release and application of the Partial Release Amount to the Outstanding Principal Balance), will cause the ratio (expressed as a percentage) of the Outstanding Principal Balance to the value of the remaining Individual Properties (i.e., those other than the subject Individual Property and any previous Released Individual Property), with value being determined on an “as is, as leased” basis as set forth in the MAI appraisals obtained by Lender at Borrower’s sole cost and expense, to be not greater than twenty percent (20%).

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(f)            Lender shall have received the Exit Fee allocable to the Outstanding Principal Balance being repaid;

(g)           If required by Lender, Lender shall receive an endorsement to the remaining title policy(s) confirming continued priority and such endorsement shall otherwise be in form and substance reasonably satisfactory to Lender;

(h)           Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. In addition, Borrower shall provide all other documentation the Lender reasonably requires to be delivered by the Borrower in connection with such release and in compliance with all applicable Laws; and

(i)            Lender shall have received payment of all the Lender’s reasonable, third party costs and expenses, including reasonable counsel fees (not to exceed $3,500.00) actually incurred in connection with the release of such Individual Property from the Lien of the Loan Documents and the review and approval of the documents and information required to be delivered in connection therewith.

2.8.            Interest Rate Cap.

(a)           Interest Rate Cap Agreement. On or prior to the date hereof, Sole Member shall enter into agreement from an Approved Counterparty, which agreement (an “Interest Rate Cap Agreement”) shall (i) be in form and substance reasonably satisfactory to Lender, (ii) contain the agreement of such Approved Counterparty to make payments to Sole Member in the event Term SOFR exceeds a strike rate equal to (or, at Borrower’s option, lower than) six percent (6.0%), (iii) require payments based on notional amounts at least equal to the total Loan Amount, (iv) direct such Approved Counterparty to deposit directly into the Clearing Account any amounts due to Sole Member under the Interest Rate Cap Agreement, (v) not terminate prior to Initial Maturity Date and (vi) require payments to be made on the applicable Payment Date. Sole Member shall collaterally assign to Lender, pursuant to the Assignment of Rate Cap, all of its right, title and interest (but not its obligations) to receive any and all payments under any Interest Rate Cap Agreement, and shall deliver to Lender, within thirty (30) days following the Closing, an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited into the Clearing Account) and shall notify the Approved Counterparty of such assignment and obtain from such counterparty a confirmation of the assignment of such Interest Rate Cap Agreement to Lender in form and content reasonably acceptable to Lender.

(b)           Pledge. As security for the full and punctual payment and performance of the Indebtedness when due (whether upon stated maturity, by acceleration, early termination or otherwise), Sole Member has assigned, granted, delivered and transferred to Lender, all of its interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in, to and under the Rate Cap Collateral.

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(c)           Covenants.

(i)            Sole Member shall comply in all material respects with all of its obligations under the terms and provisions of any Interest Rate Cap Agreement. All amounts paid by the Counterparty under any Interest Rate Cap Agreement to Sole Member or Lender shall be deposited promptly into the Clearing Account. Subject to terms hereof, provided that no Event of Default has occurred and is continuing, Sole Member shall be entitled to exercise all rights, powers and privileges of Sole Member under, and to control the prosecution of all claims with respect to, any Interest Rate Cap Agreement and the other Rate Cap Collateral. Sole Member shall take all actions reasonably requested by Lender to enforce Lender’s rights under any Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its material rights thereunder without the prior written consent of Lender, not to be unreasonably withheld.

(ii)           Sole Member shall defend Lender’s right, title and interest in and to the Rate Cap Collateral pledged by Sole Member pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

(iii)          Intentionally Deleted.

(iv)         If Sole Member fails to maintain the Interest Rate Cap Agreement at any time for any reason, and such failure continues for ten (10) Business Days after written notice from Lender, Lender may purchase the Interest Rate Cap Agreement and the actual cost incurred by Lender in purchasing the Interest Rate Cap Agreement shall be paid by Sole Member to Lender with interest thereon at the Default Rate from the end of such ten (10) Business Day period until such cost is paid by Sole Member to Lender.

(v)          Sole Member shall not sell, assign, or otherwise dispose of, or encumber, pledge or grant a security interest in, any of the Rate Cap Collateral or any interest therein, and any sale, assignment, encumbrance, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(vi)         Sole Member shall not (A) without the prior written consent of Lender, materially modify, amend or supplement the terms of any Interest Rate Cap Agreement, (B) without the prior written consent of Lender, cause the voluntary termination of any Interest Rate Cap Agreement prior to its stated maturity date, (C) without the prior written consent of Lender, waive or release any material obligation of the Counterparty (or any successor or substitute party to an Interest Rate Cap Agreement) under any Interest Rate Cap Agreement, (D) without the prior written consent of Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to an Interest Rate Cap Agreement), which, without such consent or agreement, would constitute a material default under the applicable Interest Rate Cap Agreement, (E) fail to exercise promptly and diligently each and every material right which it may have under any Interest Rate Cap Agreement in a commercially reasonable manner, or (F) fail to give prompt notice to Lender of any written notice of material default beyond any applicable notice, grace and/or cure period given by or to Borrower under or with respect to any Interest Rate Cap Agreement, together with a complete copy of such notice.

(vii)        In connection with the Interest Rate Cap Agreement, within thirty (30) calendar days following execution of the Interest Rate Cap Agreement, Sole Member shall use commercially reasonable efforts to obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Approved Counterparty) for the Approved Counterparty (upon which Lender and its successors and assigns may rely) which shall be in customary form reasonably acceptable to Lender.

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2.9.          Alternate Rate Index Cap Agreement. In the event Lender elects to convert the Loan into an Alternate Rate Loan in accordance with the terms of Section 4 of the Note or Sole Member is unable to obtain a replacement Interest Rate Cap Agreement due to the unavailability or uncertainty in the continuing availability of Term SOFR as a reference rate:

(a)           (i) with respect to an election by Lender to convert the Loan into an Alternate Rate Loan in accordance with the terms of Section 4 of the Note, within thirty (30) Business Days of notice to Sole Member of such election by Lender or (ii) with respect to Sole Member being unable to obtain a replacement Interest Rate Cap Agreement due to the unavailability or uncertainty in the continuing availability of Term SOFR as a reference rate, prior to the expiration of the then existing Interest Rate Cap Agreement, in each of the foregoing cases, either (A) Sole Member shall deliver to Lender an Alternate Rate Index Cap Agreement, or (B) if Lender reasonably determines (which determination will be based on prevailing market customs and/or generally accepted positions of leading reputable industry associations) that an Alternate Rate Index Cap Agreement is not an appropriate instrument to properly hedge the variable rate risk attributable to the Alternate Index Rate or if an Alternate Rate Index Cap Agreement is not generally commercially available from Approved Counterparties, Sole Member shall purchase such other hedging product as reasonably determined by Lender in accordance with then prevailing market customs and/or generally accepted positions of leading reputable industry associations; and

(b)           immediately and automatically upon such election, the references to “Interest Rate Cap Agreement” and related provisions in this Agreement (including, without limitation, requirements to purchase the same pursuant to the provisions set forth in this Section 2.9) and the other Loan Documents shall be deemed modified by terms specified by Lender to account for the Alternate Rate Index and the Alternate Rate Index Cap Agreement or the alternative hedging product reasonably determined by Lender pursuant to Section 2.9(a), as applicable.

Notwithstanding the foregoing, Lender acknowledges and agrees that Sole Member shall have the right, in lieu of delivering a new Alternate Rate Index Cap Agreement or replacement Interest Rate Cap Agreement to satisfy the foregoing, to modify the then-existing Interest Rate Cap Agreement so that it satisfies the applicable conditions set forth herein.

2.10.        Ohio Individual Property Matters. Borrower and Lender acknowledge and agree that, although an event constituting an Adverse Tenancy Event has occurred and is continuing with respect to the Ohio Individual Tenant, Lender has agreed to include the Ohio Individual Property as part of the collateral for the Loan and that Borrower shall not be deemed to be in default nor shall an Event of Default be deemed to have occurred hereunder as a result of such Adverse Tenancy Event so long as within one hundred eighty days (180) following the date hereof one of the following events has occurred: (1) Borrower has entered into, in accordance with this Agreement, a new Lease of space that replaces the Ohio Individual Property Tenant and Ohio Individual Property Lease or (2) Borrower has sought the release of the Ohio Individual Property and has either (a) made a principal payment equal to the Individual Loan Allocation for the affected Individual Property, or (b) pledged to Lender a Replacement Individual Property (as defined in the Note) and paid all required costs in accordance with the terms and conditions of Section 2.3 of the Note.

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2.11.        Change in Collateralization regarding New York Individual Property. Borrower has advised Lender that the New York Individual Property Tenant has recently exercised its purchase option with respect to the New York Individual Property with an anticipated closing date of May 22, 2026, and that in connection therewith Borrower will be providing “seller financing” in connection with the New York Individual Property Tenant’s purchase of the New York Property in the amount of $58,500,000.00 at an interest rate of fifteen (15%) (the “Borrower Seller Financing”). In lieu of seeking a Partial Release with respect to the New York Individual Property in connection with such purchase, Borrower has requested that Lender change the form of its collateralization of the New York Individual Property such that Lender release its Security Instrument with respect to the New York Individual Property upon closing of the purchase and in exchange provide to Borrower so called “note on note” financing and receive a security interest in the Borrower Seller Financing and the documents evidencing and securing the Borrower Seller Financing. Lender agrees that it will process such collateral change upon such purchase subject to the following conditions: (1)  Borrower (and as necessary, Pledgor and Guarantor) shall have entered into such amendments to the Loan Documents (or additional Loan Documents) as Lender shall require in its good faith discretion for similar “note on note” financings subject to Borrower’s reasonable comments thereto (which will include a covenant that if the borrower under the Borrower Seller Financing Documents shall fail to pay interest on the Borrower Seller Financing timely such failure shall have the effect of constituting an Adverse Tenancy Event under the Loan Documents), (2) Chicago Atlantic or any other party providing junior lien financing to the New York Property Individual Tenant in connection with such acquisition shall have entered into an intercreditor agreement in form acceptable to Lender, (3) Borrower shall have paid any and all closing costs and expenses, legal fees, title costs and other customary costs incurred by Lender or as are otherwise required in connection with the collateralization change and (4) Borrower shall have paid to Lender an administrative fee equal to $20,000.00.

ARTICLE 3.         REPRESENTATIONS AND WARRANTIES

Borrower agrees that all of the representations and warranties of Borrower set forth in Article 3 and in the other Loan Documents shall survive (as to their accuracy when made) for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower; provided that such representations and warranties are only made as of the date hereof. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

3.1.          Organization, Power and Authority of Borrower; Loan Documents. Borrower (a) is duly organized, existing and in good standing under the Laws of the State in which it is organized and is duly qualified to do business and in good standing in the State in which the Individual Property owned by such Borrower is located, and (b) has the power, authority and legal right to own its property, carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by judicial discretion, equitable limitations and applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or other similar Laws relating to or affecting the rights and remedies of creditors.

3.2.          Conflicts. The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which Borrower is subject, except for such conflicts, breaches, defaults or violations that would not reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property or any part thereof. All approvals of any Governmental Authority necessary for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and are in full force and effect except to the extent any failure to obtain such approvals would not reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property or any part thereof.

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3.3.          Legal Actions. There are no claims or investigations by or before any court or Governmental Authority, pending, or to Borrower’s knowledge, threatened in writing against or affecting Borrower or Guarantor, or to Borrower’s knowledge, the Property except as disclosed in writing to Lender, which, individually or in the aggregate, if adversely determined would reasonably be likely to have a material adverse effect on the value of the Loan or the Property.

3.4.          Nature of Loan. Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

3.5.          Information. All financial and lease documentation with respect to the Property, Borrower and Guarantor that has been delivered to Lender by Borrower or on behalf of Borrower by an agent of Borrower in connection with the Loan (a) are true, complete and correct in all material respects, and (b) accurately represent in all material respects the financial condition of the Property, Borrower and Guarantor as of the date of such documentation or the dates covered thereby, as applicable; provided, however, to the extent that, any of the foregoing documentation with respect to the Property submitted by Borrower to Lender has been provided or prepared by any third-party, then the representations contained in this Section 3.6 are mutually understood by Borrower and Lender to be based upon Borrower’s knowledge (but the foregoing proviso shall not in any way limit, negate or restrict the representations and warranties of Borrower elsewhere in this Agreement or in any other Loan Document), and to the extent that any such information, document, report or financial statement was based upon or constitutes a forecast or projection, Borrower represents only that it acted in good faith in the preparation of such information. To Borrower’s knowledge, Borrower has not failed to disclose to Lender any material and adverse information regarding the Property, Borrower or Guarantor that is presently known to Borrower.

3.6.          Leases. The Property is not subject to any Leases other than the Leases provided by Borrower to Lender prior to the closing of the Loan. Borrower is the owner and lessor of landlord’s interest in the Leases. The current Leases are in full force and effect and, except as disclosed by the aged receivables report delivered to Lender and except for various defaults under the Ohio Individual Property Lease disclosed by Borrower to Lender, there are no monetary or material non-monetary defaults thereunder by either party. The copies of the Leases and any related guaranty (including all amendments thereto) delivered to Lender are accurate, true and complete in all material respects, and there are no oral agreements with respect thereto. No Rent (other than security deposits, if any, listed on Schedule II) has been paid more than one (1) month in advance of its due date. Except for the tenant improvement work (if any) described in the tenant estoppel certificates delivered to Lender in connection with the Loan, all work to be performed by the landlord under each Lease has been performed as required in such Lease, and except as described in the tenant estoppel certificates delivered to Lender in connection with the Loan and for abatements relating to casualty/condemnation as set forth in such Lease, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower under such Lease to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the Rents received therein which is still in effect. Except as described in the tenant estoppel certificates delivered to Lender in connection with the Loan, to the best of Borrower’s knowledge, no tenant has assigned its Lease, nor, to the best of Borrower’s knowledge, does any such tenant holds its leased premises under assignment. Except as set forth in the Leases, no tenant under any Lease has a right or option to purchase all or any part of the Property of which the leased premises are a part.

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3.7.          Past Activities of Borrower; Special Purpose Bankruptcy Remote Entity. Each Borrower as of the date hereof is a Special Purpose Bankruptcy Remote Entity.

3.8.          Condemnation. No material condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, is threatened with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

3.9.          Foreign Person. Neither Borrower nor Guarantor is a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

3.10.        Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly (but excluding indirect ownership resulting solely from ownership of stocks or bonds traded on any national securities exchange or a nationally recognized automated quotation system (including the New York Stock Exchange, the NYSE American and the NASDAQ) and/or the London Stock Exchange, the Hong Kong Stock Exchange, the Toronto Stock Exchange, the Frankfurt Stock Exchange, Euronext or the Luxembourg Stock Exchange), by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

3.11.        Organizational Chart. Attached hereto as Exhibit A is a true and correct copy of an organizational chart of Borrower. No Person that is an individual owns, directly or indirectly, an interest in Borrower that is greater than twenty percent (20%) of the total ownership interests in Borrower.

ARTICLE 4.         AFFIRMATIVE COVENANTS AND AGREEMENTS

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid to Lender and otherwise performed in full, that:

4.1.          Alterations; Zoning; Compliance.

(a)           Subject to completion of work to be completed by Borrower or any tenant pursuant to the Leases and work contemplated in the Approved Annual Budget or otherwise disclosed to Lender in writing, Borrower shall keep and maintain or cause the tenants pursuant to the Leases to keep and maintain, the Property and any portion thereof in good order and condition in all material respects, reasonable wear and tear and damage by casualty and/or condemnation excepted. Borrower shall not commit and shall use commercially efforts not to knowingly permit any other person to commit, any material physical waste of or to the Property. Unless permitted to be made by a tenant under a Lease without Borrower’s consent, Borrower shall obtain Lender’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) with respect to (i) any exterior or structural alterations, renovations, work, demolition (exterior or interior), removal or razing to or of any portion of the Improvements, (ii) any alterations that would result in any material adverse effect on the building or life safety systems, and (ii) any excavation or drilling of the Land, in each case the cost of which exceeds $250,000.

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(b)            Borrower shall not, without the prior written consent of Lender initiate or consent to any change in any zoning reclassification of any portion of the Property or seek any adverse variance under any existing zoning ordinance, provided, however, that the foregoing shall not prevent Borrower from seeking approvals or permits from Governmental Authorities which are necessary for improvements, repairs or replacements contemplated under this Agreement.

(c)            Subject to the Contest Requirements, Borrower shall comply, or cause the tenants pursuant to the Leases to comply, with all Laws affecting the Property, or the use thereof, in all material respects.

4.2.          Taxes. Subject to Borrower’s contest rights in accordance with the Contest Requirements, Borrower shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof (“Taxes”) and all ground rents, maintenance charges, other governmental impositions, and other charges, including, without limitation, vault charges and license fees (collectively, “Other Charges”) for the use of vaults, chutes and similar areas adjoining the Real Property prior to delinquency. Subject to the continued satisfaction of the Contest Requirements, Borrower shall not suffer and shall promptly cause to be paid and discharged or bonded over any Lien (other than Permitted Encumbrances), and shall promptly pay for all utility services (other than tenant obligations for same) provided to the Property.

4.3.          Special Purpose Bankruptcy Remote Entity. Borrower shall at all times continue to be a Special Purpose Bankruptcy Remote Entity.

4.4.          Appraisal. If the Indebtedness remains outstanding as of December 31, 2026 or December 31, 2027 or December 31, 2028, Borrower shall pay for an appraisal of each Individual Property obtained by Lender for the annual audits for such years which are required to be obtained by Lender under regulations applicable to Lender or its Affiliates, and Borrower shall reasonably cooperate with Lender in obtaining and providing information and documentation in Borrower’s possession for such appraisal to be issued.

4.5.          Management of Property. Each Borrower shall self-manage its own Individual Property in accordance with industry custom for properties of similar size, type, quality and use.

4.6.          Litigation; Proceedings. Promptly upon becoming actually aware of the same, Borrower shall give notice to Lender of any litigation or proceedings by or before any Governmental Authority pending or threatened in writing against Borrower and/or Guarantor, other than any such litigation or proceedings as to which the liability asserted against Borrower is less than Five Hundred Thousand Dollars ($500,000), or Guarantor is less than Five Million Dollars ($5,000,000), as applicable, or is fully covered (other than deductible amounts) by applicable insurance policies. With respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to materially adversely affect the value or operation of the Property or otherwise materially affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and as to which the liability asserted against Borrower and/or the Property, as applicable, (a) is not fully covered (other than deductible amounts) by applicable insurance policies and (b) exceeds the liability thresholds in the preceding, Borrower shall reasonably cooperate with Lender and, in connection therewith, permit Lender, at its election acting reasonably, to participate in any such proceedings at Lender’s election and expense; provided, however, that if any such proceeding is reasonably likely to adversely affect the value or operation of the Property or otherwise materially affect the rights of Lender hereunder or under the other Loan Documents, such participation shall be at Borrower’s expense.

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4.7.           Leasing. Any Lease executed after the date hereof shall require the prior written consent of Lender, which consent shall, so long as no Event of Default is continuing, not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with true, correct and complete executed copies of all Leases, amendments thereof and any related agreements. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates or as otherwise provided for in the applicable Lease, unless otherwise approved by Lender, which approval shall, so long as no Event of Default is continuing, not be unreasonably withheld, conditioned or delayed. All proposed Leases shall be on commercially reasonable market rate terms and shall not contain any terms which would materially and adversely affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Security Instrument and the lien created thereby and that the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure, provided, however, that Lender agrees, to the extent the Lease shall condition such subordination and/or attornment on tenant’s receipt of non-disturbance, Lender shall enter into a subordination, non-disturbance of possession and attornment agreement in a commercially reasonable form (an “Acceptable SNDA”). Borrower (a) shall (i) observe and perform all material obligations imposed upon the lessor under the Leases in a commercially reasonable manner and (ii) shall complete and/or pay for all improvements required to be completed and/or paid for by Borrower as landlord under the Leases substantially in accordance with the terms of such; (b) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner, except that Borrower shall not terminate or accept the termination or surrender by a tenant of a Lease prior to the natural expiration of the term of such Lease, without the prior written consent of Lender, which consent, so long as no Event of Default is continuing, shall not be unreasonably withheld, conditioned or delayed; (c) unless such assignment or subletting is permitted under the Lease without Borrower’s consent, shall not consent to any assignment of or subletting under any Lease without the prior consent of Lender, which, may not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed; (d) shall not collect any of the Rents more than one (1) month in advance (other than security deposits required pursuant to such Lease); (e) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (f) shall not alter, modify or change any terms of any Lease in any manner adverse to landlord without the prior written consent of Lender (except for (xx) modifications (such as the exercise of renewal or extension rights) required under the terms of the Lease and (yy) modifications that are administerial in nature), which consent shall, so long as no Event of Default is continuing, not be unreasonably withheld, conditioned or delayed; (g) provide Lender with copies of any notice of default or notice of termination of a Lease delivered by any tenant or Borrower within five (5) Business Days following such delivery (but the foregoing shall not limit Lender’s rights to approve any such termination by Borrower pursuant to the terms of this Section 4.7); and (h) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require, provided, however, Borrower shall have no obligation to take any actions or execute any documents pursuant to this Section 4.7(h), which (i) increase Borrower’s or Guarantor’s obligations, (ii) diminish Borrower’s or Guarantor’s respective rights, or (iii) otherwise adversely affect Borrower, Guarantor or any Affiliate of Borrower or Guarantor, except (in each case) to a de minimis extent. Any matters that require Lender’s consent or approval under the terms of this Section 4.8 shall be subject to the Deemed Consent Mechanics.

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4.8.           Books and Records.

(a)            Borrower will maintain, or cause to be maintained, adequate books and records of accounts, reflecting the results of the operations of the Property and will furnish, or cause to be furnished, to Lender the following:

(i)            annually, within sixty (60) days following the end of each calendar year, a complete copy of Borrower’s unaudited annual financial statements for such Fiscal Year and containing statements of profit and loss for Borrower and a balance sheet for Borrower. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property (on an Individual Property basis and consolidated basis) for such calendar year and shall be accompanied by a certificate of Borrower stating such items are true, accurate and complete and fairly represent the financial condition and results of the operations of Borrower and the Property, in each case in all material respects; and

(ii)           on or before the date that is thirty (30) days after the end of each calendar month, the following items, accompanied by a certificate of Borrower stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in each case in all material respects (subject to normal year-end adjustments) as applicable: (i) a current rent roll; (ii) quarterly and year-to-date operating statements prepared for each calendar month on an Individual Property basis and consolidated basis, all in form reasonably satisfactory to Lender; and (iii) a tenant delinquency schedule.

(b)           Borrower shall submit to Lender an operating budget, including all planned capital expenditures other than improvements required to be made by Borrower under Leases, for the Property (on an Individual Property basis and consolidated basis) prepared by Borrower for each fiscal year of Borrower (an “Annual Budget”), not later than thirty (30) days prior to the commencement of each such year. Each Annual Budget shall be subject to Lender’s approval if an Event of Default is then continuing (each such Annual Budget, to the extent so approved by Lender or to the extent Lender’s approval is not required hereunder, an “Approved Annual Budget”), not to be unreasonably withheld, conditioned or delayed. In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any reasonable objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder and which approval shall not be unreasonably withheld, conditioned or delayed, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in (x) Taxes, Insurance Premiums and Other Charges, expenses under the management agreement with Borrower’s property manager for the Property and other non-discretionary expenses and (y) up to fifteen percent (15%) increases in each budgeted line item provided such increases do not exceed a fifteen percent (15%) increase in the Annual Budget in the aggregate (provided, however, that if such increase is greater than fifteen percent (15%) and such increase is due solely to an increase in operating expenses for the Property as a result of increased occupancy at the Property, then the Annual Budget may, upon Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed) be adjusted to reflect the same) (a “Permitted Budget Variance”). Any material amendments or modifications to any Annual Budget shall be submitted to Lender for its approval in accordance with the foregoing provisions.

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(c)           In the event that, Borrower must incur an operating expense or capital expenditure not set forth in the Approved Annual Budget and not constituting a Permitted Budget Variance or otherwise Permitted hereunder (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed, provided, however that no approval shall be required for any Extraordinary Expense necessary to avoid imminent damage to property or protect human life or safety.

(d)           Borrower shall deliver to Lender, within thirty (30) days after Lender’s written request, which request shall not be made more than one (1) time during any calendar year, such additional information regarding the financial condition of Borrower or the Property as reasonably requested by Lender, provided that (x) the same is maintained or prepared by Borrower or Borrower’s property manager in the ordinary course of business and (y) such information is available to Borrower within such time frame at no material additional out-of-pocket expense to Borrower. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (and, in any event, not more than once in any calendar year unless an Event of Default is continuing, in which case no such restriction shall apply) to examine, at Lender’s cost, such records, books and papers of Borrower which reflect upon its financial condition and the income and expenses of the Property.

4.9.          Cooperation. Borrower shall at all reasonable times during normal business hours, Monday through Friday, reasonably cooperate with, and shall promptly answer inquiries from, Lender relating to the Property.

4.10.        Notification Regarding Licenses. Not less than five (5) Business Days following the date that Borrower obtains knowledge thereof, Borrower shall notify Lender of the occurrence of any Adverse Tenancy Event with respect to any tenant of any of the Individual Properties.

4.11.        Indemnification.

(a)           Borrower shall indemnify, defend and hold harmless each Indemnified Party and shall pay or, if Borrower fails to pay, reimburse each Indemnified Party upon receipt of notice from Lender, for all actual, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) (“Expenses”) actually incurred by such Indemnified Party in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) such Indemnified Party’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to and in accordance with this Agreement and the other Loan Documents and any other documents or matters, in each case, if requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions required to be delivered by Borrower under this Agreement, and other similar expenses reasonably incurred in creating and perfecting the liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Lender, Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan (including, without limitation, any prosecution or defense in connection with any proceeding under the Bankruptcy Code); and (vi) enforcing any obligations of or collecting any payments due from Borrower, Guarantor, or any of their respective Affiliates under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” (regardless of the existence of an Event of Default) or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment to any Indemnified Party of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, intentional bad faith, fraud or willful misconduct of any Indemnified Party. In the event of any inconsistency between this paragraph and a clause in this Agreement which is on point and expressly limits the payment of Lender's fees and expenses that specific clause will control.

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(b)            In addition, Borrower shall indemnify, defend and hold harmless each Indemnified Party from and against any and all liabilities, obligations, actual out-of-pocket losses, actual damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever actually incurred (including the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of the Property or any of the transactions contemplated by this Agreement, including, without limitation, (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan in violation of this Agreement, (iii) any material misrepresentation made by Borrower in this Agreement or any other Loan Document; (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (v) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (vii) any failure of the Property to comply with any Laws; (viii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; (ix) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (x) any failure to pay any permit and application fees, violations, fines and/or any other penalty incurred in connection with ownership, use, leasing and/or development of the Property (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities (i) arise from the gross negligence, illegal acts, fraud or willful misconduct of any Indemnified Party, and/or (ii) arise or accrue after to the date that Lender or its nominee (or a third party purchaser at a foreclosure sale) take control of the Property following exercising remedies, or otherwise acquire title to the Property, whether by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure or otherwise. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by each Indemnified Party.

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ARTICLE 5.         NEGATIVE COVENANTS

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid to Lender and otherwise performed in full, that:

5.1.           Transfers.

(a)            Restrictions on Transfers. Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower in agreeing to make the Loan, and that Lender will continue to rely on Borrower’s ownership, administration and management of the Property as security for the Obligations. Accordingly, Borrower shall not, without the prior written consent of Lender or as otherwise permitted hereunder, directly or indirectly, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer in trust or otherwise the Property or any part thereof or any direct or indirect interest therein or in Borrower or permit the Property or any part thereof or any direct or indirect interest in Borrower to be sold, conveyed, alienated, deeded, encumbered, pledged or otherwise transferred in whole or in part (each a “Transfer”). Notwithstanding the foregoing or anything to the contrary herein, a “Transfer” shall not include any of the following (a) the granting of, amendment of, extension or renewal of, or any other action taken with respect to any Permitted Indebtedness or other liens or encumbrances permitted hereunder (without limiting Borrower’s obligations with respect to any Permitted Indebtedness or other liens or encumbrances permitted hereunder pursuant to the terms and provisions of this Agreement and the other Loan Documents), (b) the settlement of any claim, dispute, litigation or regulatory proceeding (without limiting Borrower’s obligations with respect to any such settlements pursuant to the terms and provisions of this Agreement and the other Loan Documents), (c) the granting of, amendment of, extension or renewal of, or any other action taken with respect to any Lease (without limiting Borrower’s obligations with respect to any Leases pursuant to the terms and provisions of this Agreement and the other Loan Documents), (d) the expenditure of funds by Borrower or Guarantor or their Constituents (without limiting Borrower’s obligations with respect to any such expenditures pursuant to the terms and provisions of this Agreement and the other Loan Documents), (e) transfers of assets or properties (other than the Property) in the ordinary course of business so long as no Event of Default would result therefrom, (f) issuance by Guarantor of equity in offerings, in connection with acquisitions of property, as compensation or upon redemption of equity interests in Sole Member, (g) issuance of equity interests in Sole Member in connection with acquisitions of properties or as compensation to employees or board members of Sole Member or Guarantor, (h) Transfers necessary to enable Guarantor to continue to qualify as a real estate investment trust and avoid the imposition of any federal or state income or excise taxes, and (i) Transfers permitted by the terms of this Agreement or the other Loan Documents. Lender shall not be required to demonstrate any actual impairment of its security or increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon a Transfer (other than a Permitted Transfer) without Lender’s consent if required hereunder. Lender’s consent to a Transfer shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same. Any Transfer made in contravention of this Section 5.1(a) shall be null and void and of no force and effect. All reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with its review of any proposed Transfer shall be paid by Borrower whether or not any such Transfer is consummated.

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(b)           Permitted Transfers. Notwithstanding anything to the contrary contained in this Section 5.1(a), the following Transfers (a “Permitted Transfer”) shall be deemed to be permitted hereunder and shall not require the consent of Lender, notice to Lender or payment to Lender of any transfer fee:

(i)            any Transfer as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the person or persons lawfully entitled thereto;

(ii)           any Transfer as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the person or persons lawfully entitled thereto;

(iii)          any Transfer for estate planning purposes by a natural person (or a disregarded entity of which a natural person is the sole member) of the stock, partnership interests, limited liability company interests, membership interests or other direct or indirect ownership interests in Borrower to any one or more immediate family members of such natural person or to one or more trusts (or other entities) for the benefit of any one or more immediate family members of such natural person;

(iv)         any Transfer of the Property by Borrower that results in the repayment by Borrower in full of the Indebtedness and any Transfer of an Individual Property in accordance with Section 2.7;

(v)          any Transfer resulting from the exercise of Lender’s rights under the Loan Documents or the commencement or consummation of any remedial or enforcement action by Lender with respect to the Loan, including, without limitation, any foreclosure, deed-in-lieu, or assignment in lieu of foreclosure and the exercise of any rights of Lender under the Loan Documents; and

(vi)         any Transfer with respect to a Person whose stocks or certificates are traded on any national securities exchange or a nationally recognized automated quotation system (including the New York Stock Exchange, the NYSE American and the NASDAQ) and/or the London Stock Exchange, the Hong Kong Stock Exchange, the Toronto Stock Exchange, the Frankfurt Stock Exchange, Euronext or the Luxembourg Stock Exchange.

5.2.          Lien. Subject to Borrower’s contest rights in accordance with the Contest Requirements, Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances. Borrower shall pay the invoices of any and all contractors, subcontractors, suppliers and vendors that provide goods or services to or for the benefit of the Property as the same become due and payable. Borrower shall not suffer and shall promptly cause to be paid and discharged or bonded over any Lien or charge whatsoever which may be or become a Lien or charge against the Property, except for Permitted Encumbrances.

5.3.          Dissolution; Amendments to Organizational Documents; Good Standing. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, or (d) modify, amend, waive or terminate its organizational documents with respect to the matters set forth in the definition of Special Purpose Bankruptcy Remote Entity or its qualification and good standing in any jurisdiction.

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5.4.          Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Permitted Transfers or other Transfers permitted pursuant to this Agreement, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly (but excluding indirect ownership resulting solely from ownership of stocks or bonds traded on any national securities exchange or a nationally recognized automated quotation system (including the New York Stock Exchange, the NYSE American and the NASDAQ) and/or the London Stock Exchange, the Hong Kong Stock Exchange, the Toronto Stock Exchange, the Frankfurt Stock Exchange, Euronext or the Luxembourg Stock Exchange), by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Neither Borrower nor Guarantor is (or will be) a Person with whom Lender is restricted from doing business under OFAC regulations (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, to help the US Government fight the funding of terrorism and money laundering activities, The USA Patriot Act (and the regulations thereunder) requires the Lender to obtain, verify and record information that identifies its customers. Borrower shall provide the Lender with any additional information reasonably available to Borrower that the Lender deems reasonably necessary from time to time in order to ensure compliance with The USA Patriot Act and any other applicable Laws concerning money laundering and similar activities.

ARTICLE 6.         RELEASE OF PROPERTY TO AVOID EVENT OF DEFAULT

6.1.           Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, but, subject, however, to the last sentence of this Section 6.1, if an event or condition occurs or is expected to occur that constitutes or would constitute an Event of Default (including in the case of Lender not consenting to any matter which requires Lender’s consent) and such Event of Default or anticipated Event of Default can or could be cured by the release or replacement of an Individual Property, then Borrower will notify Lender in writing of such circumstance (and in the case of an actual Event of Event, not later than five (5) Business Days following Borrower’s receipt of written notice from Lender of the existence of such Event of Default) and so long as Borrower is not otherwise in default of its obligations under the Loan Documents (other than the subject Event of Default), then Borrower may seek the release of the applicable Individual Property by complying with the requirements of Section 2.3 of the Note as though an Adverse Tenancy Event had occurred. Accordingly, Borrower shall be required, within ninety (90) Business Days of such written notice, to either (a) make a principal payment equal to the Individual Loan Allocation for the affected Individual Property or (b) pledge to Lender a Replacement Individual Property (as defined in the Note) and pay all required costs in accordance with the terms and conditions of Section 2.3 of the Note. So long as Lender’s rights and interests pursuant to the Loan Documents are not materially and adversely affected in any respect, then during such ninety (90) Business Day period, Lender shall forego exercising any remedies with respect to an Event of Default that Borrower notifies Lender of pursuant to this Section 6.1, including foreclosure of the lien on the Individual Property. Upon Borrower’s satisfaction of the requirements set forth in Section 2.3, Lender agrees to release the applicable Individual Property. Notwithstanding the foregoing provisions of this Section 6.1 or any other provision in this Agreement or in any other Loan Document to the contrary, Borrower shall have no cure rights under this Section 6.1 with respect to the occurrence of an Event of Default under Section 7.1(A), Section 7.2, Section 7.3, Section 7.4, Section 7.5, Section 7.6, Section 7.8, Section 7.10, Section 7.12 and Section 7.13 hereof.

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ARTICLE 7.         EVENTS OF DEFAULT

The occurrence or happening, from time to time, of any one or more of the following shall constitute an immediate event of default under this Agreement without notice (except as expressly set forth below) (an “Event of Default”):

7.1.          Payment Default. (A) If any Monthly Payment Amount is not paid within ten (10) days following the Payment Date therefor or (B) if any other portion of the Indebtedness (other than the entire unpaid Indebtedness due and payable on the Maturity Date) is not paid within ten (10) days after Borrower’s receipt of written demand therefor.

7.2.          Payment at Maturity. Borrower shall fail to pay to Lender the entire unpaid Indebtedness on or prior to the Maturity Date.

7.3.          Taxes. If any of the Taxes are not paid prior to delinquency (subject to Borrower’s contest rights hereunder).

7.4.          Policies. If the Policies are not kept in full force and effect.

7.5.          Bankruptcy. Any Borrower or Guarantor files a voluntary petition under the Bankruptcy Code or makes a general assignment for the benefit of creditors, or an involuntary bankruptcy petition is filed against any Borrower or Guarantor and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof.

7.6.          Appointment of Receiver, Trustee, Liquidator. Any Borrower or Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of any Borrower or Guarantor or all or substantially all of the other assets of any Borrower or Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of any Borrower or Guarantor, or all or substantially all of the other assets of any Borrower or Guarantor.

7.7.          Leasing. (A) Borrower shall enter into a Lease or amend or modify a Lease without Lender’s prior written consent in breach of Section 4.7 hereof, (B) Borrower shall terminate a Lease without Lender’s prior written consent in violation of Section 4.7 hereof; or (C) there is a breach of any of the other terms of Section 4.7 hereof and such breach shall be continuing for a period of thirty (30) days following Borrower’s receipt of written notice of such breach from Lender.

7.8.          Transfers. Without the prior written consent of Lender, any Transfer shall occur other than a Permitted Transfer.

7.9.          Misrepresentation. There is a material adverse misstatement by any Borrower or Guarantor in any certificate and/or certification executed by any Borrower or Guarantor and delivered to Lender in connection with this Agreement or the Loan Documents, or any representation, disclosure, warranty, statement, financial statement, application and/or other instrument, record, documentation or paper made by any Borrower or Guarantor in connection with this Agreement shall be materially and adversely misleading, materially and adversely untrue or materially and adversely incorrect; provided, however, such false or misleading representation or warranty shall not constitute an Event of Default hereunder if it was not an intentional misrepresentation or warranty and any Borrower or Guarantor cures the underlying facts or circumstances that caused the applicable representation or warranty to have been materially false or misleading within thirty (30) days after written notice from Lender, provided, however, if such underlying facts or circumstances is not reasonably susceptible to cure within such thirty (30) day period and any Borrower (or Guarantor) is diligently pursuing such cure, Borrower (or Guarantor) shall be entitled to an additional reasonable time to cure provided Borrower (or Guarantor) is diligently pursuing such cure not to exceed ninety (90) days (inclusive of the initial thirty (30) day period).

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7.10.        Breach of Financial Covenants. Guarantor shall breach any of the Guarantor Financial Covenants or shall fail to make any payment to Lender in accordance with the terms of the Guaranty, and such breach or failure shall be continuing for a period of ten (10) Business Days following receipt of written notice from Lender.

7.11.        Lien. Subject to Borrower’s contest rights hereunder, the existence of a Lien on the Property (other than Permitted Encumbrances), in each case, to the extent the same is not removed, discharged or bonded over within thirty (30) days after written notice from Lender to Borrower.

7.12.        Event of Default under Pledge Agreement. The occurrence and continuance of any event or circumstance identified as an “Event of Default” in a Pledge Agreement.

7.13.        Adverse Tenancy Event. An Adverse Tenancy Event shall occur and Borrower shall fail to comply with its obligations under Section 2.3 of the Note.

7.14.        Ohio Individual Property. Borrower shall have failed to have completed one of the actions contemplated under Section 2.10 hereof within the time period set forth therefor in such Section 2.10.

7.15.        Other Defaults. If Borrower, Sole Member or Guarantor shall continue to be in default under any of the other terms or covenants of this Agreement or any other Loan Document not specified in Section 7.1 to Section 7.13 above, beyond any applicable notice and cure period or if none is stated, for ten (10) Business Days after written notice to Borrower from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days (inclusive of the original thirty (30) day period).

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ARTICLE 8.         REMEDIES

8.1.          Remedies. During the continuance of an Event of Default, Borrower agrees that Lender may (but without any obligation to do so) take such action, without notice or demand (except as required by applicable Laws), as Lender deems advisable to protect and enforce its rights against Borrower or any other Person and in and to the Property, including the following actions, each of which may be pursued concurrently, separately or otherwise, at such time and in such order as Lender may determine, in its sole and absolute discretion, without impairing, waiving, precluding or otherwise affecting the other rights and remedies of Lender, whether or not such rights and remedies arise under or pursuant to any of the Loan Documents or exist at law or equity:

(a)           declare the entire amount of the Loan or any portion thereof which is currently payable (including, without limitation, any and all costs and expenses, including professional fees and reasonable legal fees) to be immediately due and payable;

(b)           exercise any and all rights and remedies under any and each Security Instrument and/or any and each Pledge Agreement;

(c)           to the extent available as a remedy under applicable Laws, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents;

(d)           to the extent permitted by applicable Laws, recover judgment on the Note either before, during or after any proceedings for the enforcement of any Loan Document;

(e)           exercise all or any one or more of the rights, powers and other remedies available to Lender against Borrower under the Loan Documents, at law or in equity, at any time and from time to time, whether or not all or any portion of the Loan shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceedings or other action for the enforcement of its rights and remedies under any of the Loan Documents;

(f)            pay, perform, or cause the performance of (provided Lender shall have no obligation to do so) such covenant or obligation;

(g)           pursue such other remedies and rights as Lender may have under any applicable Laws or at equity.

8.2.          No Release or Waiver; Remedies Cumulative and Concurrent. Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to enforce any provision of the Loan Documents. No delay or omission of Lender to exercise any right, power or remedy accruing upon the occurrence of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Indebtedness following the occurrence of any Event(s) of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by applicable Law.

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ARTICLE 9.         INSURANCE; CASUALTY; CONDEMNATION

9.1.           Insurance. Unless otherwise agreed, in writing by Lender, in its sole and absolute discretion, Borrower, at its sole cost and expense, shall at all times maintain the insurance policies and coverages required by this Section 9.1. Borrower, at its sole cost and expense, shall keep the Property insured during the term of the Loan for the mutual benefit of Borrower and Lender against loss or damage by any peril covered by a standard “special perils” or “all-risk-of-physical-loss” insurance policy including, without limitation, riot and civil commotion, acts of terrorism, vandalism, malicious mischief, burglary, theft and mysterious disappearance in an amount (i) equal to at least one hundred percent (100%) of the then “full replacement cost” of the Improvements and Equipment owned by Borrower, without deduction for physical depreciation and (ii) such that the insurer would not deem Borrower a coinsurer under such policies. The policies of insurance carried in accordance with this Section 9.1 shall be paid by Borrower annually in advance and shall contain the “Replacement Cost Endorsement” with a waiver of depreciation, and shall have a deductible no greater than $100,000.00 unless so agreed by Lender. In addition, Borrower may, at its option, retain the services of a firm to monitor the policies of insurance for conformance with this Agreement, the cost of which shall be borne by Borrower. Any or all of such policies may be provided under a blanket policy or policies provided such blanket policies allocate the amount of insurance required hereunder to the Property.

(a)           Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the term of the Loan the following policies of insurance:

(i)            Flood insurance if any part of the Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the outstanding principal amount of the Note or the maximum limit of coverage available with respect to the Improvements and Equipment under said Act, whichever is less, and/or excess flood coverage, inclusive of rental income coverage due to peril of flood;

(ii)           commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement);

(iii)          umbrella or excess liability insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(iv)          business interruption insurance in an amount equal to at least one hundred percent (100%) of the aggregate annual amount of all revenues generated from the Property, less non-continuing expenses, such business interruption insurance to cover losses of revenue for a period of at least one (1) year after the date of the fire or casualty in question. The amount of such business interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on Lender’s reasonable estimate of revenues from the operation of the Property, less non-continuing expenses, for the succeeding twelve (12) month period;

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(v)          at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage forms do not otherwise apply: (a) Builder’s Risk “All Risk” insurance in such amount as Lender shall require, but excluding foundations and any other improvements not subject to physical damage) with no co-insurance or an agreed amount endorsement waiving co-insurance. Such policy shall be written on a Builder’s Risk Completed Value Form (100% non-reporting) or its equivalent and shall include, without limitation, permission to occupy completed units, coverage for loss by testing, materials in transit, materials in temporary storage, collapse, theft, terrorism, earth movement, windstorm and hail, and, if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall require, with a sublimit for earth movement and, if applicable, flood, in an amount approved by Lender; and (b) owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and

(vi)          Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements in an amount not less than their replacement cost as shall be reasonably required by Lender on terms consistent with the all-risk commercial property insurance policy required under this Section 9.1.

(b)           All policies of insurance (the “Policies”) required pursuant to this Section 3 (i) shall be issued by an insurer with at least an A/VIII rating by A.M. Best Company, (ii) without limiting the required endorsements to the Policies, shall contain a standard non-contributory Lender clause specifically referencing Lender under such clause as Thorofare Asset Based Lending REIT Fund V, LLC, its successors and assigns, as their interests may appear, (x) as an additional insured under all liability insurance policies excluding worker’s compensation policies, (y) as the first Lender on all property insurance policies, and (z) as the loss payee on all loss of rents or loss of business income insurance policies and, if applicable, flood insurance policies, (iii) shall be maintained throughout the term of the Loan at the sole cost and expense of Borrower without cost or expense to Lender, (iv) shall be delivered to Lender upon request (provided that Borrower may deliver copies of the Policies), (v) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (vi) shall waive all rights of subrogation against Lender; (vii) shall contain such commercially reasonable provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower nor Lender nor any other party shall be a co-insurer under such Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification or cancellation (or at least ten (10) days prior notice of cancellation for nonpayment of premiums) and (viii) shall otherwise be reasonably satisfactory in form and substance to Lender. Not later than ten (10) days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each of the Policies. Lender acknowledges that all insurance coverages provided to Lender as of the date of this Agreement (and with respect to the Property) are satisfactory.

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(c)            If any Individual Property shall be damaged or destroyed in and amount greater than $250,000.00, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Lender following Borrower’s obtaining knowledge thereof and prior to the making of any repairs thereto, excepting Borrower may promptly or immediately commence any emergency repair work without such notice. Following the occurrence of fire or other casualty, Borrower shall promptly proceed with the repair, alteration, restoration, replacement or rebuilding of the affected Improvements as near as possible to their value, utility, condition and character prior to such damage or destruction. Such repairs, alterations, restoration, replacement and rebuilding are herein collectively referred to as the “Restoration.” The Restoration shall be performed in accordance with the terms and conditions of the applicable Lease and otherwise (to the extent not conflicting) in accordance with the following provisions:

(i)            Borrower shall procure, pay for and furnish to Lender true copies of all required governmental permits, certificates and approvals with respect to the Restoration.

(ii)           Borrower shall furnish Lender, within ninety (90) days of the casualty, evidence reasonably satisfactory to Lender of the estimated cost to complete the Restoration.

(iii)          If the Restoration involves material structural work or the estimated cost to complete the Restoration exceeds twenty percent (20%) of the Individual Loan Allocation, if reasonably requested by Lender, the Restoration shall be conducted under the supervision of an architect (the “Restoration Architect”) selected by Borrower and approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), and no such Restoration shall be made except in accordance with detailed plans and specifications, detailed cost estimates and detailed work schedules approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed).

(iv)         If sufficient insurance proceeds (other than Borrower’s payment of its deductible) are not made available under the Policies for the Restoration, at the request of Lender, Borrower, before commencing any work, shall cause to be furnished to Lender such evidence that Borrower has access to funds that together with any insurance proceeds in connection with such casualty, are sufficient to complete the Restoration, as reasonably determined by Lender.

(v)          The Restoration shall be prosecuted to completion with all due diligence and in an expeditious and first-class workmanlike manner and in compliance in all material respects with all Laws and other governmental requirements, all permits, certificates and approvals, all requirements of fire underwriters and all insurance policies then in force with respect to the affected Individual Property.

(vi)         At all times when any work is in progress, Borrower shall maintain all insurance then required by law or customary with respect to such work, and, prior to the commencement of any work, upon request, shall furnish to Lender duplicate originals or certificates of the policies therefor.

(vii)         Upon completion of the Restoration, Borrower shall obtain (A) any occupancy permit required for the Improvements and (B) all other governmental permits, certificates and approvals and all permits which are required for or with respect to the Restoration and shall furnish true copies thereof to Lender.

(viii)       An Event of Default shall be deemed to have occurred under this Agreement if Borrower, after having commenced demolition or construction of any Improvements, shall permanently abandon such demolition or the construction work or shall fail to complete such demolition and construction within a reasonable time after the commencement thereof, subject to Lender making Insurance Proceeds available to Borrower as required hereunder and force majeure (such force majeure period not to exceed twelve (12) months).

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(d)           If the insurance proceeds payable under the Policies or the costs of completing the Restoration are more than $1,000,000, Borrower and Lender shall jointly adjust and settle all insurance claims; otherwise, Borrower shall have the right to adjust and settle such claims. In the event of any insured loss, the payment for such loss shall be made directly to Borrower unless the insurance proceeds payable under the Policies for such loss are more than $1,000,000.00 in which case the payment for such loss shall be made directly to Lender. Any insurance proceeds under any of the Policies paid directly to Lender in accordance with the terms hereof may, at the option of Lender, be used in one or more of the following ways: (w) applied to the Indebtedness, whether such Indebtedness then be matured or unmatured (such application shall not be subject to the applicable yield maintenance premium and Exit Fee computed in accordance with the Note), (x) used to fulfill any of the covenants contained herein as Lender may determine, (y) used to replace or restore the property to a condition reasonably satisfactory to Lender, or (z) released to Borrower. Notwithstanding the foregoing, provided (1) the insurer does not deny liability to any named insured, (2) rental loss/business interruption insurance is available and in force and effect to offset in full any abatement of rent to which any tenant may be entitled as a result of such damage, destruction or loss, (3) the remaining Improvements at the affected Individual Property continue at all times to comply with all applicable building, zoning and other land use Laws, (4) in Lender’s reasonable judgment, the Restoration is practicable and can be completed at least six (6) months prior to the Maturity Date, (5) no tenant of the applicable Individual Property shall have terminated its Lease as a result of such casualty event, and (6) rebuilding of the affected Improvements to substantially identical size, condition and use as existed prior to the casualty is permitted by all applicable Laws, then all of such proceeds shall be used for Restoration, provided that the regular payments of interest required under the Note shall not be reduced or altered in any manner. In the event the above criteria are satisfied or Lender otherwise elects to allow the use of such proceeds for the Restoration, such proceeds shall be disbursed in accordance with the following provisions:

(i)            Each request for an advance of insurance proceeds shall be made on five (5) Business Days prior notice to Lender and shall be accompanied by a certificate of the Restoration Architect, if one be required under Section 9(c)(iii) above, otherwise by an authorized signatory, executive officer or managing general partner or managing member of Borrower, stating (1) that all work completed to date has been performed in compliance in all material respects with the approved plans and specifications and in accordance in all material respects with all provisions of law, (2) the sum requested is properly required to reimburse Borrower for payments by Borrower to, or is properly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration (giving a brief description of such services and materials), and that when added to all sums, if any, previously disbursed by Lender, does not exceed the value of the work done to the date of such certificate and (3) that the amount of such proceeds remaining in the hands of Lender will be sufficient on completion of the work to pay the same in full (giving, in such reasonable detail as Lender may require, an estimate of the cost of such completion).

(ii)           Each request for an advance of insurance proceeds shall, to the extent permitted under applicable law, be accompanied by conditional waivers of liens for work that exceeds $150,000 reasonably satisfactory to Lender covering that part of the Restoration previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to Lender including without limitation a title endorsement reasonably satisfactory to Lender if available in the state where the applicable Individual Property is located, that there has not been filed with respect any mechanic’s lien or other lien or instrument and that there exist no encumbrances on or affecting the applicable Individual Property other than the Permitted Encumbrances or otherwise approved by Lender. In addition to the foregoing, the request for the final advance shall be accompanied by (1) any final occupancy permit or equivalent which may be required for the Improvements, (2) all other governmental permits, certificates and approvals and all other permits necessary for the occupancy and operation of the applicable Individual Property, and (3) final lien waivers from all contractors, subcontractors and materialmen for work that exceeds $150,000, which may be conditioned upon payment to such contractor, subcontractor or materialmen.

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(iii)          No advance of insurance proceeds shall be made if there exists an uncured Event of Default under this Agreement.

(iv)         If the cost of the Restoration (as reasonably estimated by Lender) at any time shall exceed the amount of the insurance proceeds available therefor, Lender shall provide Borrower written notification thereof together with supporting documentation and insurance proceeds shall not be advanced until Borrower, before commencing the Restoration or continuing the Restoration, as the case may be, shall spend its own funds up to the deficiency before any portion of insurance proceeds are used, or shall deposit the full amount of the deficiency (or other assurances reasonably satisfactory to Lender) with Lender and the amount so deposited shall first be applied toward the cost of the Restoration before any portion of the insurance proceeds is disbursed for such purpose.

Upon completion of the Restoration and payment in full therefor, or upon failure on the part of Borrower promptly to commence or diligently to continue the Restoration, or at any time upon request by Borrower, Lender may apply the amount of any such proceeds then or thereafter in the hands of Lender to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Lender from applying at any time the whole or any part of such proceeds to the curing of any Event of Default that has not been cured within the applicable cure period under this Agreement.

(e)            Insurance proceeds and any additional funds deposited by Borrower with Lender shall constitute additional security for the Indebtedness. Borrower shall execute, deliver, file and/or record, at its expense, such documents and instruments as Lender deems necessary or advisable to grant to Lender a perfected, first priority security interest in the insurance proceeds and such additional funds; provided that Borrower shall have no obligation to take any actions or execute any documents, which (i) increase Borrower’s or Guarantor’s obligations, (ii) diminish their respective rights, or (iii) otherwise adversely affect Borrower, Guarantor or any Affiliate of Borrower or Guarantor, except (in each case) to a de minimis extent. If Lender elects to have the insurance proceeds applied to Restoration in accordance with this Section 9.1, (i) the insurance proceeds shall disbursed in installments by Lender as described in Section 9.1(c), and (ii) all costs and expenses incurred by Lender in connection with the Restoration, including, without limitation, reasonable counsel fees and costs, shall be paid by Borrower.

9.2.          Condemnation. Borrower shall promptly give Lender written notice of the actual or threatened in writing commencement of any material condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Following the occurrence of a material condemnation (for purposes of this section, it shall be reasonable for Lender to deem its security impaired if the loan to value ratio originally approved for the Loan is materially exceeded by the ratio of the then current principal balance of the Loan to the reduced value of the Property and Improvements), Borrower, so long as proceeds of an award are available therefor, shall promptly proceed to restore, repair, replace or rebuild the Improvements to the extent practicable to be of at least equal value and of substantially the same character as prior to such condemnation, all to be effected in accordance with applicable law. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note, in this Agreement and the other Loan Documents and the Indebtedness shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Indebtedness. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Lender shall apply such award or payment (for purposes of this Section 9.2, the award or payment that may be made in any condemnation or eminent domain proceeding shall mean the entire award allocated to Borrower in any capacity) as required to be applied pursuant to the terms of the applicable Leases or otherwise Lender may, at Lender’s election, use the award in any one or more of the following ways: (a) apply any such award or payment to the discharge of the Indebtedness whether or not then due and payable (such application to be without application of any yield maintenance premium, prepayment penalty or Exit Fee), (b) use the same or any part thereof to fulfill any of the covenants contained herein as Lender may determine, (c) use the same or any part thereof to replace or restore the Property to a condition satisfactory to Lender, or (d) release the same to Borrower. If an Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such condemnation award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment or a portion thereof sufficient to pay the Indebtedness.

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ARTICLE 10.         MISCELLANEOUS

10.1.        Further Assurances; Authorization to File Documents. At any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may be reasonably necessary or desirable in order to complete, perfect or continue and preserve any or all of the respective liens of the Loan Documents upon the Property encumbered thereby, or any portion thereof; provided, however, Borrower shall have no obligation to take any actions or execute any documents pursuant to this Section 10.1, which (i) increase Borrower’s or Guarantor’s obligations, (ii) diminish their respective rights, or (iii) otherwise adversely affect Borrower, Guarantor or any Affiliate of Borrower or Guarantor. Upon any failure by Borrower to do so within ten (10) Business Days following written notice from Lender, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Property, and Borrower ratifies any such filings made by Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable in order to verify the Borrower’s identity and background in a manner reasonably satisfactory to Lender; provided, however, Borrower shall have no obligation to take any actions or execute any documents pursuant to this Section 10.1, which (i) increase Borrower’s or Guarantor’s obligations, (ii) diminish their respective rights, or (iii) otherwise adversely affect Borrower, Guarantor or any Affiliate of Borrower or Guarantor.

10.2.        No Warranty by Lender. By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

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10.3.        Standard of Conduct of Lender. Except when a different standard is expressly set forth in the Loan Documents, nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment and action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned. Further and notwithstanding anything herein to the contrary, wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, except as otherwise expressly set forth herein, it is understood by such phrase that Lender shall exercise its consent, right or judgment in its sole and absolute discretion.

10.4.        No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

10.5.        Severability. In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

10.6.        Notices. All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing, shall be addressed to a party as provided below, and shall be deemed given: (a) upon hand-delivery, receipt required, (b) upon delivery by Federal Express, UPS or other nationally recognized overnight courier service, receipt required, or (c) when transmitted by the sender and received by the recipient before 6:00 P.M. of the locality of the address of the notice on the date it is sent (and if sent after 6:00 P.M. of the locality of the recipient, then on the following Business Day) via e-mail. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason. Notices may be given hereunder by counsel to the respective parties with the same force and effect as if given by such party.

The address of Borrower is:

c/o Innovative Industrial Properties, Inc.

11440 West Bernardo Court, Suite 100

San Diego, CA 92127

Attention: David Smith and Kelly Spicher

Telephone: (858) 997-3332

Email: David.Smith@iipreit.com and Kelly.Spicher@iipreit.com

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The address of Lender is:

Thorofare Asset Based Lending REIT Fund V, LLC

c/o Thorofare Capital

200 N Pacific Coast Highway, Suite 1850

El Segundo, California 90245

Attn: Kevin H. Miller and Brendan W. Miller

Phone No:             (213) 873-4000

E-mail:                    kevin@thorofarecapital.com; brendan@thorofarecapital.com

With a copy to:

Thorofare Capital

200 N Pacific Coast Highway, Suite 1850

El Segundo, California 90245

Attn: Robert J. Cooper, Esq.

Phone No:             (213) 873-4026

E-mail:                    Robert.Cooper@thorofarecapital.com

10.7.        Permitted Successors and Assigns; Disclosure of Information.

(a)           Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender or as otherwise permitted hereunder, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b)           Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower in violation of this Agreement without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c)            Without the approval of Borrower, Lender may (1) sell, assign, participate or transfer all or any portion of Lender’s interests in the Loan to one or more purchasers, assignees or participants, (2) bifurcate the Loan into a so-called “A/B” or other senior/junior structure (including a mortgage/mezzanine structure), and/or (3) finance (including, without limitation, in the form of repurchase financing) all or any portion of the interest of Lender (or of any assignee, transferee or participant) in the Loan with any Financing Counterparty (“Secondary Market Transaction”). Borrower shall reasonably cooperate in connection with any Secondary Market Transaction permitted pursuant to this Section 10.7(c) at no additional cost and expense to Borrower; provided, however, Borrower shall have no obligation to take any actions or execute any documents pursuant to this Section 10.7(c), which (i) increase Borrower’s or Guarantor’s obligations or liabilities, (ii) diminish Borrower’s or Guarantor’s respective rights, or (iii) otherwise adversely affect Borrower, Guarantor or any Affiliate of Borrower or Guarantor. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, Borrower or Guarantor, to any actual or prospective purchaser, assignee, participant or co-lender (subject, in each of the foregoing cases, to Lender’s receipt of a customary confidentiality agreement), to Lender’s Affiliates, to any regulatory body having jurisdiction over Lender, to its auditors and attorneys, or, subject to Lender’s receipt of a customary confidentiality agreement from such party, to any other party as necessary or appropriate in Lender’s reasonable judgment in connection with a Secondary Market Transaction.

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(d)           Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, and no such counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon the Loan Documents and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.8.        Modification; Waiver. None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

10.9.        Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to the matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Laws, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

10.10.       Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower’s remedies shall be limited to recovery of Borrower’s actual, direct damages resulting from such conduct, and/or injunctive or declaratory relief, but in no event shall Lender or its agents be liable for any consequential, special or punitive damages. Any action or proceeding to determine whether Lender has acted reasonably may be brought by Borrower seeking injunctive relief, declaratory judgment, and/or recovery of actual, direct damages, as applicable. Without limitation of the foregoing, Lender’s liability to Borrower in connection with the Loan, the Loan Documents and the Property, shall be limited to Lender’s interest in the Loan and the Property, except to the extent any loss arises from Lender’s gross negligence, illegal acts, fraud or willful misconduct.

10.11.      Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Indebtedness. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

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10.12.      Third Parties; Benefit. All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

10.13.      Rules of Construction. The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, and (d)  to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

10.14.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

10.15.      Governing Law.

(a)            THE PARTIES AGREE THAT THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(a)           EXCEPTIONS. NOTWITHSTANDING THE FOREGOING CHOICE OF LAW:

(i)            THE PROCEDURES GOVERNING THE ENFORCEMENT BY LENDER OF ITS FORECLOSURE AND OTHER REMEDIES AGAINST BORROWER UNDER THE APPLICABLE MORTGAGE AND UNDER THE OTHER LOAN DOCUMENTS WITH RESPECT TO AN INDIVIDUAL PROPERTY OR OTHER ASSETS OF BORROWER, INCLUDING BY WAY OF ILLUSTRATION, BUT NOT IN LIMITATION, ACTIONS FOR FORECLOSURE, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH INDIVIDUAL PROPERTY OR OTHER ASSETS ARE LOCATED;

(ii)           LENDER SHALL COMPLY WITH APPLICABLE LAW IN THE STATE WHERE THE APPLICABLE INDIVIDUAL PROPERTY OR OTHER ASSETS ARE LOCATED TO THE EXTENT REQUIRED BY THE LAW OF SUCH JURISDICTION IN CONNECTION WITH THE FORECLOSURE OF THE SECURITY INTERESTS AND LIENS CREATED UNDER THE APPLICABLE MORTGAGE AND THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY OR OTHER ASSETS;

(iii)          PROVISIONS OF FEDERAL LAW AND THE LAW OF THE STATE WHERE THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED SHALL APPLY IN DEFINING THE TERMS HAZARDOUS SUBSTANCES, ENVIRONMENTAL LAWS AS SUCH TERMS ARE USED IN THIS LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS, WITH RESPECT TO THE APPLICABLE INDIVIDUAL PROPERTY AND BORROWER; AND

(iv)          MATTERS OF REAL ESTATE, LANDLORD-TENANT AND PROPERTY LAW SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE APPLICABLE INDIVIDUAL PROPERTY IS SITUATED.

10.16.      Time of Essence. Time shall be of the essence for each and every provision of this Agreement of which time is an element.

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10.17.      Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement. Borrower and Lender each acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender nor Borrower controls the method of transmittal or service providers, (b) except as provided below, neither Lender nor Borrower shall be liable to the other for any indirect, incidental, special, or consequential damages arising out of such transmissions, and (c) Lender and Borrower will each use commercially reasonable efforts to maintain the security and confidentiality of data transmitted electronically. Notwithstanding anything to the contrary in this Agreement, the releases and limitations in this Section 10.17 shall not apply to the extent a claim, damage, or loss arises from (i) the gross negligence, illegal acts, fraud or willful misconduct of the other party, (ii) the other party’s breach of its confidentiality obligations under this Agreement or applicable law, or (iii) a failure by the other party to use commercially reasonable efforts to maintain the security of such transmissions as required herein.

10.18.      Certain Waivers by Borrower. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES IN CONNECTION WITH THE LOAN AND EACH OF THE LOAN DOCUMENTS (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (OTHER THAN A MANDATORY OR COMPULSORY COUNTERCLAIM), (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, BORROWER DOES NOT WAIVE (A) THE DEFENSE THAT AN ACTION ALLEGED BY LENDER DID NOT IN FACT OCCUR, (B) THE DEFENSE OF ACTUAL PAYMENT AND/OR PERFORMANCE OF ALL OR ANY PORTION OF THE OBLIGATIONS AND (C) THE DEFENSE OF NON-DELIVERY OF ANY DEMANDS REQUIRED TO BE MADE HEREUNDER OR UNDER THE LOAN DOCUMENTS.

10.19.      WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

10.20.      Venue. Each of Borrower and Lender hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any New York state court or any United States federal court sitting in the State of New York, in each case in the City of New York, Borough of Manhattan having jurisdiction over any Dispute. Borrower does hereby appoint Cogency Global, 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in any federal or state court in New York, New York. Each of Borrower and Lender hereby irrevocably waives, to the fullest extent permitted by Law, any objection that such party may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

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10.21.      Costs of Enforcement. In the event (a) of any foreclosure or other remedial action is initiated by Lender upon the occurrence and during the continuance of an Event of Default, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes, all of which shall be deemed part of the Indebtedness.

10.22.      Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

10.23.      Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several. Each entity that constitutes Borrower (for purposes of this Section 10.23 only, each a “Borrower” and collectively, “Borrowers”) acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:

(a)           For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

(b)          To induce Lender to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify Lender against, and hold Lender harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Lender by any Borrower or by any other Person arising from or incurred by reason of (i) reliance by Lender on any requests or instructions from any Borrower, or (ii) any other action taken by Lender in good faith with respect to this Agreement or the other Loan Documents; provided, that, such indemnification obligations shall not extend to Lender’s gross negligence or willful misconduct.

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(c)           Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure the Obligations of all Borrowers under the Loan Documents and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

(i)            agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(ii)           agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(iii)          accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(iv)         accept partial payments on the Obligations;

(v)          receive and hold additional security or guaranties for the Obligations or any part thereof;

(vi)         release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion may determine;

(vii)        release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof; or

(viii)       settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

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(d)            Upon the occurrence of and during the continuance of any Event of Default, Lender may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and in collecting on the Loan it shall not be necessary for Lender to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives any right to require Lender, in connection with Lender’s efforts to obtain repayment of the Loan and Other Obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Lender may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion in connection with Lender’s efforts to obtain repayment of the Loan and other Obligations. Lender may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Lender, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of Lender hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its Obligations under the Loan Documents now or hereafter arising or asserted by reason of (i) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of Lender to marshal assets in favor of any of the Borrowers or any other Person, (v) any failure of Lender to give notice of sale or other disposition of any Collateral for the Obligations to any Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of Lender to comply in any non-material respect with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (ix) any failure of Lender to file or enforce a claim in any bankruptcy or similar proceeding with respect to any Person, (x) the election by Lender, in any bankruptcy or similar proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code except to the extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy or similar proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of Lender securing the Obligations for any reason, or (xv) any bankruptcy or similar proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding.

(e)           Borrowers represent and warrant to Lender that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrowers or the other Borrowers’ properties, whether now known or hereafter known by Lender during the life of this Agreement. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.

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(f)           Without limiting the foregoing, or anything else contained in this Agreement, each Borrower waives all rights and defenses that it may have because the Obligations are secured by real property.

(i)            Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, with respect to the Loan and all other Obligations, until the Obligations are paid and performed in full, each Borrower hereby subordinates to the claims of Lender under the Loan Documents any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to set-off, to any other rights and defenses available to it with respect to the other Borrowers and their successors and assigns (including any surety) and any other Person, or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of them may have or hereafter acquire against the other or any other Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Agreement or any other Loan Document to which it is a party. Each Borrower agrees that it shall not have or assert any such rights against any other Borrower or any other Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted set-off to any action commenced against such Borrower by any other Borrower (as borrower or in any other capacity) or any other Person until all the Obligations are paid and performed in full. Each Borrower hereby acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect any Borrower’s liability under this Agreement or any other Loan Document to which it is a party, or the enforceability hereof or thereof.

(g)           EACH BORROWER WARRANTS AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, WITH THE UNDERSTANDING THAT EVENTS GIVING RISE TO ANY DEFENSE WAIVED MAY DIMINISH, DESTROY OR OTHERWISE ADVERSELY AFFECT RIGHTS WHICH EACH OTHERWISE MAY HAVE AGAINST THE OTHER, AGAINST LENDER OR OTHERS, OR AGAINST ANY COLLATERAL. IF ANY OF THE WAIVERS OR CONSENTS HEREIN IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS AND CONSENTS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

[Signatures on following page]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.

BORROWER:

IIP-OH 2 LLC, IIP-NJ 1 LLC, IIP-NY 2 LLC, IIP-FL 4 LLC, IIP-FL 2 LLC, IIP-MI 7 LLC, IIP-VA 1 LLC, and IIP-PA 5 LLC, each a Delaware limited liability company

By:	IIP Operating Partnership, LP,
a Delaware limited partnership,
its sole member

	By:	Innovative Industrial Properties, Inc.,
a Delaware corporation,
its sole general partner

		By:	/s/ David Smith
		Name:	David Smith
		Title:	Chief Financial Officer

Solely as to Section 2.5, Section 2.8 and Section 2.9 hereof, Sole Member joins in this Agreement:

IIP Operating Partnership, LP,

a Delaware limited partnership,

By:	Innovative Industrial Properties, Inc.,
a Delaware corporation,
its sole general partner

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer

Signature Page to Loan Agreement (IIP Portfolio)

LENDER:

THOROFARE ASSET BASED LENDING REIT FUND V, LLC,

a Delaware limited liability company

By:	/s/ Christopher Vago
Name:	Christopher Vago
Title:	Authorized Signatory

2

SCHEDULE I

individual properties and INDIVIDUAL loan allocations

[Omitted.]

Exhibit A

organizational chart of borrower

[See attached]

Exhibit B

Approved Annual BudgetS - 2026

[See attached]